EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Dearborn Capital Management, L.L.C., the general partner (the “General Partner”) of Grant Park Futures Fund Limited Partnership (“Grant Park”), and Chief Financial Officer of the General Partner hereby certify that:

(1)                                  the accompanying Quarterly Report on Form 10-Q of Grant Park for the quarterly period ended June 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grant Park.

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Grant Park and will be retained by Grant Park and furnished to the Securities and Exchange Commission or its Staff upon request.

Dated: August 14, 2003	/s/ David M. Kavanagh
David M. Kavanagh
Chief Executive Officer
Dearborn Capital Management, L.L.C.
General Partner

/s/ Maureen O’Rourke
Maureen O’Rourke
Chief Financial Officer
Dearborn Capital Management, L.L.C.
General Partner